Form 8-A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	13-0871985 (I.R.S. Employer Identification No.)

New Orchard Road Armonk, New York 10504	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
$500,000,000 of 4.950% Notes Due 2011	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-37034

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated March 19, 2007, and the Prospectus dated June 20, 2000, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on March 21, 2007, each of which form a part of the Registrant’s Registration Statement on Form S-3 (No. 333- 37034), and is incorporated herein by reference.

Item 2. Exhibits.

I. The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

2.1 - Form of the Registrant’s $500,000,000 4.950% Notes Due 2011.

2.2 - Indenture dated as of October 1, 1993, as amended by the First Supplemental Indenture dated as of December 15, 1995, between the Registrant and The Bank of New York, as Trustee (incorporated by reference to Registration Statement on Form S-3 (No. 333-37034)).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL BUSINESS MACHINES CORPORATION (Registrant)
By:	/s/ Martin Schroeter
Name: Martin Schroeter
Title: Assistant Treasurer

Date: March 21, 2007